Exhibit 10.4

                         ACCESSORIAL AGREEMENT # 5382/A
                              (for granting a loan)

Almaty                                                              May 6, 2002

          1) Kazkommertsbank OJSC hereinafter referred to as "the Bank" in the person of the Deputy Chairman of the Board Mr. A. L. Dautov acting on the basis of Power of attorney # 490 dated January 31, 2002, on the one side, and

          2) Karakudukmunay JSC hereinafter referred to as "the Company" in the person of the Administrative Manager Mr. U. B. Khairov acting on the basis of the unnumbered Power of attorney dated April 30, 2002, on the other side, collectively referred to as "the Parties", and separately as stated above or as "the Party", have concluded this Accessorial Agreement (hereinafter "the Accessorial Agreement") in the context of the Agreement for establishing a credit line # 250 dated May 6, 2002 (hereinafter "the Agreement") on the following:

                          1. SUBJECT OF THE AGREEMENT

1.1. The Bank grants a loan to the Company in the amount of USD 30,000,000.00 (thirty million US dollars and 00 cents). The Loan is granted to the Company for the period from May 6, 2002, to May 6, 2005, on terms of security, fixed term, repayment, and compensation.

1.2. For using the loan the Company agrees to pay to the Bank a compensation (interest) in the amount of 14 (fourteen) per cent per annum of the sum of the loan. The amount of compensation (interest) shall be calculated on the basis of a year consisting of 360 days, for the actual number of days of using the loan by the Company.

                             2. TERMS OF CREDITING

2.1. The Loan shall be granted to the Company for the following purposes: replenishment of floating assets.

2.2. The Loan shall be granted by the Bank by way of transferring the sum of loan to the checking account of the Company # 05070546 in the Aktau affiliate of Kazkommertsbank OJSC.

2.3. Repayment of the loan and payment of the compensations (interest) shall be effected by the Company by way of transferring the money to the Bank within the time and in the amount specified in Appendix # 1 to the Accessorial Agreement, which is an integral part of it.

2.4. Counting of the time for charging the compensation (interest) begins from the moment of transferring the sum of loan to the checking account of the Company # 05070546 in the Aktau affiliate of Kazkommertsbank OJSC by the Bank.

2.5. The Bank shall be entitled to collect (withdraw) without acceptance any amounts of the debt (including outstanding) of the Company under the Accessorial Agreement by way of direct debiting the Company's bank accounts with Kazkommertsbank OJSC, and also by way of presenting payment orders executable without acceptance or other documents required to effect, without acceptance and/or dispute, collection (withdrawal) of money to the Company's bank accounts established with any banks (organizations performing certain types of banking operations and other crediting organization) on the territory of the Republic of Kazakstan and abroad.

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                        3. RESPONSIBILITY OF THE PARTIES

3.1. In the event of violation of any of the obligations with regard to repayment of the loan and/or payment of the compensation (interest), the Company shall pay to the Bank a penalty (fine) in the following amount:

          - for a violation up to 7 (seven) days inclusive, the amount of the forfeit (fine) shall be calculated at the actual rate of compensation (interest) under the Agreement of the amount of the outstanding payment (grace period), providing that the Company fulfills the outstanding (broken) obligation within the abovementioned (seven day) period;

          - for a violation over 7 (seven) days, 0.1% of the sum of the outstanding payment for each day of the delay (not including the abovementioned grace period).

                              4. FINAL PROVISIONS

4.1. The Accessorial Agreement comes into force upon signing, remains valid until complete fulfilment of all its provisions by the Parties, and is an integral part of the Agreement.

4.2. Any relations of the Parties in the part not regulated by the Accessorial Agreement shall be governed by the Agreement, the provisions of which have direct effect on the relations of the Parties under the Accessorial Agreement. on the relations of the Parties under the Accessorial Agreement.

4.3. The Accessorial Agreement is executed in three copies having equal legal force, two copies for the Bank and one for the Company.

             5. LEGAL ADDRESSES AND BANKING DETAILS OF THE PARTIES

BANK: Kazkommertsbank OJSC - Republic of Kazakstan, Almaty, 480060, 135/H Gagarin av., correspondent account 900161126, MFO 190501926 in the Department of payment systems of the National Bank of the Republic of Kazakstan, RNN 600400055239, residency code 1, economy sector code 4;

BORROWER: Karakudukmunay JSC - Republic of Kazakstan, Mangistau oblast, Aktau, 466200, District 3, Building 82, proceeds account 06467365, currency account 05070546 in Aktau affiliate of Kazkommertsbank OJSC, RNN 430600001175, residency code 1, economy sector code 7.


                           BANK                      COMPANY

                  /s/  A. L. Dautov               U. B. Khairov
                  -----------------------         -----------------------
                       A. L. DAUTOV               U. B. KHAIROV